      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2003

                                                      Registration No. 333-61430

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              THE MEDICINES COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  04-3324394
  (State or other Jurisdiction of      (I.R.S. Employer Identification Number)
  Incorporation or Organization)

                                 8 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 656-1616
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                CLIVE A. MEANWELL
                               EXECUTIVE CHAIRMAN
                              THE MEDICINES COMPANY
                                 8 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 656-1616
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 WITH A COPY TO:

                             STUART M. FALBER, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000

================================================================================

                          DEREGISTRATION OF SECURITIES

      On June 19, 2001, the Securities and Exchange Commission (the "SEC") declared effective the registration statement on Form S-1 (File No. 333-61430) (the "Initial Registration Statement") filed by The Medicines Company (the "Company") with respect to the resale on a continuous or delayed basis of an aggregate of 4,000,000 shares of common stock, par value $.001 per share, of the Company (the "Shares").

      The Initial Registration Statement was filed for the benefit of the holders of Shares (the "Holders") who purchased such Shares in a private placement (the "Offering") pursuant to Stock Purchase Agreements dated as of May 11, 2001 (collectively, the "Agreements"). The Initial Registration Statement was converted to Form S-3 by means of a post-effective amendment dated September 5, 2001 (the "Post-Effective Amendment"), which was declared effective by the SEC on September 7, 2001. The "Registration Statement" referenced below means the registration statement on Form S-3 resulting from the Post-Effective Amendment.

      The Agreements require the Company to keep the Registration Statement effective for a period not exceeding, with respect to each Holder's Shares, the earlier of (i) the second anniversary of the closing date of the Offering, (ii) the date on which the Holder may sell all Shares then held by the Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act of 1933, as amended, or (iii) such time as all Shares purchased by such Holder in the Offering have been sold pursuant to a registration statement. The second anniversary of the closing date of the Offering occurred on May 16, 2003.

      In accordance with the terms of the Agreements, and in accordance with the Company's undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Shares not sold by the Holders pursuant to the Registration Statement. Accordingly, the Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, such Shares be removed from registration.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on June 13, 2003.

                                 THE MEDICINES COMPANY

                                 By:  /s/ Steven H. Koehler
                                      ------------------------------------------
                                      Steven H. Koehler
                                      Vice President and Chief Financial Officer

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                        TITLE                                    DATE
                ---------                                        -----                                    ----
/s/ Clive A. Meanwell                     Executive Chairman and Chairman of the Board of            June 13, 2003
------------------------------------      Directors (Principal Executive Officer)
Clive A. Meanwell


/s/ David M. Stack                        President, Chief Executive Officer and Director            June 13, 2003
------------------------------------      (Principal Executive Officer)
David M. Stack


/s/ Steven H. Koehler                     Vice President and Chief Financial Officer                 June 13, 2003
------------------------------------      (Principal Financial and Accounting Officer)
Steven H. Koehler


*                                         Director                                                   June 13, 2003
------------------------------------
Leonard Bell


------------------------------------      Director
William W. Crouse


------------------------------------      Director
Robert J. Hugin

*                                         Director                                                   June 13, 2003
------------------------------------
M. Fazle Husain

                SIGNATURE                                        TITLE                                    DATE
                ---------                                        -----                                    ----
/s/ T. Scott Johnson                      Director                                                   June 13, 2003
------------------------------------
T. Scott Johnson


------------------------------------      Director
Armin M. Kessler


------------------------------------      Director
Robert G. Savage

*                                         Director                                                   June 13, 2003
------------------------------------
James E. Thomas


*By:/s/ Clive A. Meanwell
    --------------------------
      Clive A. Meanwell
      Attorney-in-Fact
      Power of Attorney dated May 23, 2001